Exhibit 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

         As independent certified public accountants, we hereby consent to the incorporation of our report dated February 24, 2006 included in this Form 10-K into SLS International, Inc.'s previously filed Registration Statements on Form S-2 (File No. 333-122480), Form SB-2 (File No. 333-118346), Form SB-2 (file No.
333-108302), Form S-3 (File No. 333-128701), Form S-8 (File No. 333-129805), and
Form S-8 (File No. 333-116621).


/s/  WEAVER & MARTIN, LLC


Kansas City, Missouri,
    March 31, 2006